BDO Seidman, LLP
Accountants and Consultants

1900 Avenue of the Stars, 11th Floor
Los Angeles, California 90067
Telephone: (310) 557-0300
Fax: (310) 557-1777

September 18, 2006

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 1, 2006 to be filed by our former client, Naturade, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP